Exhibit 99.1

Contacts:

At Cambridge Heart:	Media:	Investor Relations:
Vincenzo LiCausi	KOGS Communication	Wolfe Axelrod Weinberger
Chief Financial Officer	Edna Kaplan	Associates, LLC
(978) 654-7600 x 6645	(781) 639-1910	Stephen D. Axelrod, CFA
vincenzol@cambridgeheart.com	kaplan@kogspr.com	Diana Bittner (general inquiries)
212-370-4500
steve@wolfeaxelrod.com
diana@wolfeaxelrod.com

CAMBRIDGE HEART ANNOUNCES PRELIMINARY FOURTH QUARTER

REVENUE AND MODULE RESULTS

Company reports a significant increase in MTWA Module orders

Tewksbury, Mass., January 5, 2012 – Cambridge Heart, Inc. (OTCBB: CAMH), a developer of non-invasive diagnostic tests for cardiac disease, today announced certain preliminary results for the fourth quarter ended December 31, 2011. In the fourth quarter, purchasers of Cardiac Science’s Q-Stress system ordered 138 Microvolt T-Wave Alternans™ (MTWA) OEM Modules, compared with 45 units in the previous quarter. The Company also announced that its preliminary unaudited revenue for the fourth quarter was approximately $550,000, representing a 16 percent increase over the third quarter of 2011.

“We are very pleased with the increase in MTWA Module orders in the fourth quarter,” said Cambridge Heart’s President and CEO, Ali Haghighi-Mood. “We expect to begin generating revenue through the sales of proprietary Micro-V Sensors in the coming quarters as we in-service and train our new customers.”

In addition the Company announced that the MTWA Module marketing program with Cardiac Science announced last July has been extended through the first quarter of 2012.

About Cambridge Heart, Inc.

Cambridge Heart develops and commercializes non-invasive diagnostic tests for cardiac disease, with a focus on identifying those at risk for sudden cardiac arrest (SCA). The Company’s products incorporate proprietary Microvolt T-Wave Alternans measurement technologies, including the patented Analytic Spectral Method® and ultrasensitive disposable electrode sensors. The Company’s MTWA test, originally based on research conducted at the Massachusetts Institute of Technology, is reimbursed by Medicare under its National Coverage Policy.

Cambridge Heart, founded in 1990, is based in Tewksbury, MA. It is traded on the Over-The-Counter Bulletin Board (OTCBB) under the symbol CAMH.OB.

http://www.cambridgeheart.com.

Statements contained in this press release that are not purely historical are forward-looking statements. In some cases, we use words such as “believes”, “expects”, “anticipates”, “plans”, “estimates”, “could”, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Forward-looking statements include statements about the Company’s plans with respect to future revenue growth. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to obtain funding necessary to fund operations and to develop or enhance our technology, adverse results in future clinical studies of our technology, material deviations from our current operating plan, lower than expected sales by Cardiac Science of its Q-Stress System, failure to obtain or maintain adequate levels of government and third-party reimbursement for use of our MTWA test, customer delays in making final buying decisions, decreased demand for our products, failure to obtain or maintain patent protection for our technology and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.EDGAR.com. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.